Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Quaker Investment Trust:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments of Quaker Global Tactical Allocation Fund, Quaker Small-Cap Growth Tactical Allocation Fund, Quaker Strategic Growth Fund, Quaker Capital Opportunities Fund, Quaker Mid-Cap Value Fund and Quaker Small-Cap Value Fund and the schedule of investments and schedule of securities sold short of Quaker Long-Short Tactical Allocation Fund, (constituting Quaker Investment Trust, hereafter referred to as the "Trust"), and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Trust at June 30, 2009 and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America.  These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits, which included confirmation of securities at June 30, 2009 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.  The financial statements of Quaker Long-Short Tactical Allocation Fund as of September 30, 2008, and for the fiscal years ended through September 30, 2008, were audited by other auditors whose report dated November 24, 2008 expressed an unqualified opinion on those statements.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 27, 2009